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Exhibit 99.4

              LOAN MODIFICATION, FORBEARANCE AND SECURITY AGREEMENT
              -----------------------------------------------------


         THIS LOAN MODIFICATION, FORBEARANCE AND SECURITY AGREEMENT (the "Agreement") is made this 19th day of March, 2004, by and between BIOMERICA, INC., a Delaware corporation ("Borrower"), JANET MOORE, as Trustee of the JANET MOORE TRUST DATED AUGUST 21, 1998 ("Lender"), and JANET MOORE, an individual ("Moore").


                                    RECITALS
                                    --------


         A. Borrower and Lender entered into a loan agreement on September 12, 2000, pursuant to which Lender extended a line of credit to Borrower in an amount not to exceed $500,000 (the "Loan"). Borrower granted to Lender a security interest in Borrower's accounts receivable and inventory in order to secure the Loan on September 12, 2000.


         B. The Loan matured on September 12, 2003; however, Pledgor failed to repay the Loan upon maturity. Pledgor and Secured Party have participated in ongoing negotiations concerning the repayment of the Loan since the original maturity date, during which time Secured Party agreed to temporarily refrain from exercising its rights and remedies in connection with the Loan in order to give Pledgor time to repay all sums due Secured Party under the Loan. Secured Party's agreement to temporarily refrain from exercising its rights and remedies expires on the date hereof.


         C. In order to induce Lender to forbear from exercising its rights and remedies for an additional period of time and to induce Moore to continue deferring certain accrued salary payable to Moore and to defer certain future salary to be payable to Moore, Borrower has agreed to modify certain terms of the Loan and grant a security interest in additional assets of Borrower to Lender as security for the Loan. Lender has conditioned such forbearance, and Moore has conditioned such deferral of accrued and future salary, on the execution and delivery of this Agreement and the other documents contemplated hereby.


                                   AGREEMENTS
                                   ----------


         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:



1. RECITALS. Borrower and Lender agree that the Recitals above are a part of this Agreement.

2. EXISTING INDEBTEDNESS. As of the date hereof, the outstanding principal balance of the Loan is Three Hundred Thirteen Thousand Three Hundred Eighteen Dollars ($313,318), which is evidenced by that certain Amended and Restated Promissory Note of even date herewith made by Borrower payable to the order of Lender (as amended, restated or otherwise modified, the "Note").

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3. EXISTING COLLATERAL. Borrower hereby ratifies, affirms and restates the security interests previously granted by Borrower to Lender as collateral for the Loan as follows: Borrower grants to Lender a security interest in all of Borrower's now owned or hereafter acquired accounts, inventory and the proceeds thereof, and Borrower acknowledges and agrees that such security interests are and shall continue as valid and binding security interests securing the payment and performance of Borrower's obligations under and in connection with the Loan and the Note. Borrower acknowledges and agrees that such continuing security interests granted to Lender include all of Borrower's now owned or hereafter acquired accounts, chattel paper, instruments and documents (collectively, "Accounts"), inventory, and all proceeds (cash and non-cash) and products thereof, and all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account and all cash and non-cash proceeds and products of all such goods.

4. ADDITIONAL COLLATERAL. In order to induce Lender to enter into this Agreement, Borrower hereby grants a security interest to Lender, to secure the payment and performance of Borrower's obligations under and in connection with the Loan and the Note, in all of Borrower's right, title and interest in and to all assets of Borrower, including, without limitation, all of Borrower's Equipment, General Intangibles, Investment Property, Letter of Credit Rights, Documents, Instruments, Inventory, Chattel Paper, Accounts, Deposit Accounts, Software, patents, patent applications, trademarks and software, wherever located, whether any of the foregoing is owned now or acquired later, all accessions, additions, replacements, and substitutions relating to any of the foregoing, all records of any kind relating to any of the foregoing, all proceeds relating to any of the foregoing (including insurance, General Intangibles and other Accounts proceeds); PROVIDED, that, notwithstanding any provision herein to the contrary, Borrower is not granting to Lender, and Lender shall have no security interest in, the Excluded Assets as described in Section 5 below. The Borrower's assets which are subject to the security interest of Lender under this Section and Section 3 are hereinafter referred to as the "Collateral."

5. EXCLUDED ASSETS. Notwithstanding any provision to the contrary set forth in this Agreement, Borrower is not granting to Lender, and Lender shall have no security or other interest in, any capital stock owned or held by Borrower as of the date of this Agreement in Lancer Orthodontics, Inc., a California corporation ("Lancer"), or any rights of any kind or nature arising from or incidental to ownership of said capital stock, including, without limitation, any rights to cash, stock and other property dividends and any voting rights or proceeds thereof (the "Excluded Assets"). Furthermore, without limiting the generality of the foregoing, in the event of the dissolution, liquidation, bankruptcy, insolvency, default under this or any other agreement by Borrower, or any other event, Lender agrees not to assert or have, with respect to or on account of the obligations or indebtedness under or with respect to the Loan or the Note, any lien on or claim to the Excluded Assets, or the proceeds from any sale thereof, until after all other creditors of Borrower have been paid, PROVIDED that, to the extent permitted by applicable law, Lender and Moore may receive payments or proceeds with respect to the Excluded Assets on account of indebtedness or obligations owed to Lender or Moore other than on account of or with respect to the Loan or the Note, including payments on account of accrued compensation, wages or other rights of Moore as an employee of Borrower.

6. ADDITIONAL WARRANTS. In order to induce the Lender to enter into this Agreement, in addition to any warrants already granted by Borrower in favor of Lender, Borrower has agreed to issue to Lender or its designee on the date hereof, a Warrant, in form and substance satisfactory to Lender, pursuant to


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which Lender will have the right to purchase up to 40,000 shares of Borrower's common stock at a price of No Dollars and Fifty-one Cents ($0.51) per share, to be exercisable at any time within five (5) years after the date hereof. Borrower and Lender acknowledge and agree that, as of the date hereof, such additional warrants are of nominal value.

7. DEFERRAL OF SALARY. Subject to the terms set forth herein, Moore hereby agrees to continue the deferral of the accrued salary payable to Moore by Borrower on the date hereof during the Forbearance Period (as hereinafter defined), and to defer future salary to be payable to Moore by Borrower during the Forbearance Period for the duration of the Forbearance Period.

8. FORBEARANCE PERIOD. "FORBEARANCE PERIOD" means the period from the date hereof until the earlier of (a) September 1, 2004, or (b) the occurrence of an Event of Default hereunder. During the Forbearance Period, Lender agrees that it will not take any further action against Borrower or exercise or enforce any right or remedy available to Lender in connection with the Loan, whether at law or in equity (including taking any action against any property in which Borrower has any interest), provided that nothing provided for herein shall prevent Lender from taking such action and enforcing such remedies as provided for hereunder, upon the expiration of the applicable Forbearance Period.

9. UNCONDITIONAL OBLIGATIONS. The payment and performance by Borrower of Borrower's obligations under and in connection with the Loan, including without limitation, Borrower's obligations under this Agreement and the Note, shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against Lender and Borrower shall repay the Loan, free of any deductions and without abatement, diminution or set-off. Until the Loan is fully and finally repaid, Borrower: (a) will not suspend or discontinue any payments provided for in the Note and (b) will perform and observe all of its other agreements contained in this Agreement.

10. AFFIRMATIVE COVENANTS. Until payment in full of the Loan, subject to the provisions of Section 14 hereof, Borrower shall:

         (a) CORPORATE EXISTENCE. Maintain its corporate existence in the jurisdiction in which it is incorporated.

         (b) COMPLIANCE WITH LAWS. Comply with all applicable federal, state and local laws, rules and regulations to which it is subject and the violation of which would have a material adverse effect on the conduct of its business.

         (c) INSURANCE GENERALLY. Maintain insurance with responsible insurance companies on such of its properties, in such amounts, and against such risks as was maintained immediately prior to the date of this Agreement.

         (d) MAINTENANCE OF THE COLLATERAL. Not permit anything to be done to the Collateral which may materially impair the value thereof, other than actions taken in the ordinary course of Borrower's business, including, but not limited to, the sale of inventory or disposition of used equipment.

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         (e) OTHER LIENS, SECURITY INTERESTS, ETC. Keep the Collateral free from all liens, security interests and claims of every kind and nature, other the security interest granted to Lender, operating and capital leases on equipment and fixed assets, or liens, security interests and claims which are junior to the security interest granted to Lender.

         (f) DEFENSE OF TITLE AND FURTHER ASSURANCES. At its expense defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document Lender may require in order to perfect, preserve, maintain, protect, continue and/or extend the lien or security interest granted to Lender and its priority. All taxes, costs and expenses incurred by Lender in connection with the preparation, execution, recording and filing of any such document or instrument shall be added to the principal balance of the Loan.

         (g) ASSIGNMENTS OF ACCOUNTS. Promptly, upon request, during the existence of an Event of Default (as defined below) hereunder, execute and deliver to Lender written assignments, in form and content acceptable to Lender, of specific Accounts or groups of Accounts; provided, however, the lien and/or security interest granted to Lender shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments.

         (h) NOTICE TO ACCOUNT DEBTORS. In the event an Event of Default exists hereunder, promptly upon the request of Lender in such form and at such times as specified by Lender, give notice of Lender's lien on the Accounts to the account debtors requiring the account debtors to make payments thereon directly to Lender.

         (i) PLACE OF BUSINESS AND LOCATION OF COLLATERAL. Immediately advise the Lender in writing of the opening of any new place of business or the closing of any of its existing places of business, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning such Collateral, or any part thereof, are kept.

11. NEGATIVE COVENANTS OF BORROWER. Until payment in full and the performance of all of Borrower's obligations under and in connection with the Loan, subject to the provisions of Section 14 hereof, without the prior written consent of Lender or Moore, the Borrower will not directly or indirectly:

         (a) TRANSFER OF COLLATERAL. Except in the ordinary course of business, transfer, or permit the transfer, to another location of any material portion of the Collateral or the books and records related to any of the Collateral.

         (b) INDEBTEDNESS. Create, incur, assume or suffer to exist any indebtedness for borrowed money, except:

                  (i) the obligations under the Loan and the Note;

                  (ii) accounts payable and accrued expenses arising in the ordinary course and operating or capital leases for equipment or other fixed assets; and

                  (iii) indebtedness of Borrower existing on the date hereof and reflected on Borrower's most recently issued financial statements.

         (c) LOANS AND OTHER TRANSACTIONS. Except as otherwise provided in this Agreement, (i) guaranty or otherwise become contingently liable for the indebtedness or obligations of any person or entity, or (iii) make any loans or advances, or otherwise extend credit to any person, except:

                  (i) any advance to an officer or employee of Borrower for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by Borrower outstanding at any time shall not exceed Ten Thousand Dollars ($10,000);

                  (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (iii) trade credit extended to customers in the ordinary course of business.

         (d) LIENS. Create, incur, assume or suffer to exist any lien or encumbrance upon any of its properties or assets, whether now owned or hereafter acquired, except for liens in favor of Lender securing the Loan, liens or encumbrances existing on the date hereof, operating or capital leases for equipment and fixed assets, or liens or encumbrances which are junior in priority to the liens in favor of Lender securing this Loan.

         (e) COMPENSATION OF ZACKARY IRANI. Pay any salary or cash (excluding for this purpose advances or reimbursement of expenses incurred as an employee or officer of Borrower), whether direct or indirect, to Zackary Irani, unless such salary or cash are paid to Moore on a pro rata basis. Borrower acknowledges that any such payments to Moore shall not be applied to the Loan.

         (f) CAPITAL EXPENDITURES. Directly or indirectly (by way of the acquisition of the securities of any entity or otherwise), make any expenditure for fixed or capital assets (including without limitation, in connection with any capital lease) in the aggregate in any fiscal year exceeding Ten Thousand Dollars ($10,000.00).

         (g) MERGER, SALE OF ASSETS; ISSUANCE OF STOCK. (i) Merge or consolidate with or into any person or entity in a manner effecting a change of control of Borrower; (ii) sell, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of Borrower's assets (whether now owned or hereafter acquired); or (iii) sell, convey or otherwise transfer outstanding capital stock of Borrower (including pursuant to a tender offer) which results in or effects a change of control of Borrower.

         (h) COMPENSATION. Fail to pay (i) any bonuses, commissions, salaries, or other cash compensation, whether direct or indirect, to any employee of Borrower other than Zackary Irani and Moore as and when due, or pay (ii) any and all payroll or other taxes payable by Borrower in connection therewith as and when due, including without limitation any and all unemployment, Medicare and/or Social Security taxes, which failure to pay in the case of clause (i) and (ii) involves outstanding sums at any one time determined on an aggregate basis of more than Ten Thousand Dollars ($10,000.00).

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         (i) INVENTORY. Store any of Borrower's inventory with a bailee, warehouseman or similar person without the prior written consent or Moore or Lender.

         (j) SALE OF ACCOUNTS. Sell, discount, transfer, assign or otherwise dispose of any of its Accounts, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

12. EVENTS OF DEFAULT. Subject to the provisions of Section 14 hereof, the occurrence of one or more of the following events (which continues uncured beyond any applicable grace period set forth below) shall be "Events of Default" under this Agreement, and the terms "Event of Default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

         (a) FAILURE TO PAY. Borrower shall fail to make any payment of principal or interest on the Note as and when the same shall become due and payable.

         (b) BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with the Loan or with the execution and delivery of any document or agreement relating to the Loan, shall prove to have been false or misleading when made in any material respect.

         (c) FAILURE TO COMPLY WITH CERTAIN AFFIRMATIVE COVENANTS. Borrower shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in Sections 10(c) and 10(e).

         (d) FAILURE TO COMPLY WITH CERTAIN NEGATIVE COVENANTS. Borrower shall fail to duly observance any covenant, condition or agreement contained in Sections 11 (a), (d), (g), (i), and (j) hereof.

         (e) OTHER DEFAULTS. Borrower shall fail to observe or perform any other term, covenant or agreement herein contained, which failure shall remain unremedied for thirty (30) days after written notice thereof to Borrower by Lender.

         (f) DEFAULT UNDER OTHER DOCUMENTS. An event of default shall occur under the Note and such event of default is not cured within any applicable grace period provided therein.

         (g) RECEIVER; BANKRUPTCY. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent, (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Borrower for the purposes of effecting any of the foregoing, or (v) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

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         (h) JUDGMENT. Unless adequately insured in the opinion of Lender, the entry of a final judgment for the payment of money involving more than Ten Thousand Dollars ($10,000) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

         (i) EXECUTION; ATTACHMENT. Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

         (j) EXISTENCE. Borrower dissolves, liquidates or otherwise terminates its existence.

         (k) MOORE AS DIRECTOR AND EMPLOYEE. Borrower causes, directly or indirectly, or supports the removal of Moore from Borrower's Board of Directors, or terminates Moore's status as an employee of Borrower or materially alters Moore's duties as an employee of Borrower (in each case excluding the voluntary termination or resignation by Moore from such position or status).

13. RIGHTS AND REMEDIES UPON DEFAULT.

         (a) DEMAND; ACCELERATION. Upon the occurrence and during the continuance of an Event of Default, and in every such event and at any time thereafter, Lender may declare the Loan due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other document or agreement relating to the Loan to the contrary notwithstanding.

         (b) SPECIFIC RIGHTS WITH REGARD TO COLLATERAL. In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, Lender may, without notice to Borrower:

                  (i) request any account debtor obligated on any of the Accounts to make payments thereon directly to Lender, with Lender taking control of the cash and non-cash proceeds thereof;

                  (ii) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                  (iii) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                  (iv) inspect at Borrower's place of business, and make copies of, all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to Lender, make such use of Borrower's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                  (v) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any account debtor;

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                  (vi) demand, collect, receipt for and give renewals,
extensions, discharges and releases of any of the Collateral;

                  (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                  (viii) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                  (ix) endorse the name of Borrower upon any items of payment relating to the Collateral or on any Proof of Claim in bankruptcy against an account debtor; and

                  (x) notify the United States postal authorities to change the address for the delivery of mail to Borrower to such address or post office box as Lender may designate and receive and open all mail addressed to Borrower.

         (c) PERFORMANCE BY LENDER. If Borrower shall fail to repay the principal of or interest on the Loan as and when due or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any other document or agreement relating to the Loan, Lender without notice to or demand upon Borrower and without waiving or releasing any of the obligations of Borrower in connection with the Loan or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower, and may enter upon the premises of Borrower for such purpose and take all such action thereon as Lender may consider necessary or appropriate to protect Lender's interest in the Collateral. All sums so paid or advanced by Lender and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the Default Rate described in the Note shall be paid by Borrower to Lender on demand and shall constitute and become a part of the obligations of Borrower in connection with the Loan and shall be secured by the Collateral.

         (d) UNIFORM COMMERCIAL CODE AND OTHER REMEDIES. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), Lender shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code and other applicable laws, and Lender is authorized to offset and apply to all or any part of the principal of or interest on the Loan all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Lender. Upon demand by Lender, Borrower shall assemble the Collateral and make it available to Lender, at a place designated by Lender. Lender or its agents may enter upon Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.


         Any written notice of the sale, disposition or other intended action by Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to Borrower at Borrower's address set forth in SECTION 15 below, or such other address of Borrower which may from time to time be shown on Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to Borrower. Borrower shall pay on demand all costs and expenses, including, without limitation, attorney's fees and expenses, incurred by or on behalf of Lender in preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of, the Collateral. All of such costs and expenses (the "Liquidation Costs") together with interest thereon from the date incurred until paid in full at the Default Rate set forth in the Note shall be paid by Borrower to Lender on demand and shall constitute and become a part of the Loan and shall be secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by Lender to the payment of the balance of the Loan in such order and manner of application as Lender may from time to time in its sole discretion determine. After such application of the proceeds, any balance shall be paid to Borrower or to any other party entitled thereto.

14. LENDER'S ACTIONS. Notwithstanding any provision herein to the contrary, any action or omission which would otherwise constitute or result in an Event of Default or breach of any covenant under this Agreement or the Note shall not constitute an Event of Default or breach of such covenant if such action or omission was either specifically approved or consented to by Lender or by Moore in any capacity or if such action was caused by Moore's negligence or willful misconduct, PROVIDED that actions or omissions shall not be considered to be approved or consented to by Lender or Moore to the extent that Moore was authorized or directed to take or omit to take such actions by Borrower's Board of Directors or Chief Executive Officer or if such actions or omissions were the result of the inability of Borrower to take or to omit to take such actions due to the absence of available funds or for another reason. Any approval, consent, action or omission by Lender or Moore which results in the absence of an Event of Default or breach of a covenant (including, without limitation, any agreement or consent to the delay in payment of amounts due under the Note or this Agreement or failure to exercise any of Lender's rights under this Agreement or the Note) shall not be deemed to constitute a waiver of any future Event of Default or breach of a covenant, or consent or agreement to any continued delay in payment or forbearance from asserting rights or remedies under this Agreement, the Note or at law or in equity or shall preclude the exercise by Lender of all rights and remedies with respect to such future Event of Default or breach of any covenant.

15. FURTHER ASSURANCES. Borrower agrees that, from time to time at its own expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted by Borrower as security for the Loan or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral. With respect to the foregoing and the grant of security interests securing the Loan, Borrower hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral as Lender may desire, including, without limitation, an amendment to any financing statement in order to clarify the description of the Collateral set forth therein.

16. NO WAIVER OF RIGHTS OR REMEDIES. Except to the extent limited by SECTIONS 13 AND 14 above, the parties hereto acknowledge and agree that Lender (a) shall retain all rights and remedies it may have with respect to the Loan and Borrowers' failure to honor or otherwise comply with the terms of the Loan, and
(b) shall have the right to exercise and enforce such rights and remedies upon termination of the Forbearance Period.

17. MISCELLANEOUS.

         (a) NOTICES. All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, or when mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to Lender:              c/o Janet Moore
                                    69 Asilomar Road
                                    Laguna Niguel CA 92677

         with a copy to:            Snell & Wilmer, LLP
                                    1920 Main Street, Suite 1200
                                    Irvine, California 92614
                                    Attn: James J. Scheinkman, Esq.


         if to Borrower:            Biomerica, Inc.
                                    1533 Monrovia Avenue
                                    Newport Beach, CA 92663
                                    Attn: Zackary Irani

         (b) CONSENTS AND APPROVALS. If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral after and during an Event of Default, Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

         (c) REMEDIES, ETC. CUMULATIVE. Each right, power and remedy of Lender as provided for in this Agreement or in any other document or agreement relating to the Loan or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any other document or agreement relating to the Loan or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies. In order to entitle Lender to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

         (d) ENTIRE AGREEMENT. This Agreement and the Note shall completely and fully supersede all other agreements, both written and oral, between Lender and Borrower relating to the Loan. Neither Lender nor Borrower shall hereafter have any rights under such prior agreements but shall look solely to this Agreement and the Note for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Loan.

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

         (e) SURVIVAL OF AGREEMENT; SUCCESSORS AND ASSIGNS. All covenants, agreements, representations and warranties made by Borrower herein and in any other instruments or documents delivered in connection with the Loan shall survive the making by Lender of the Loan and the execution and delivery of the Note, and shall continue in full force and effect so long as any part of the Loan is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, which are contained in this Agreement shall inure to the benefit of the successors and assigns of Lender, and all covenants, promises and agreements by or on behalf of Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of Borrower, but this Agreement may not be assigned by Borrower without the prior written consent of Lender.

         (f) EXPENSES. Lender and Borrower acknowledge that Two Thousand Five Hundred Dollars ($2,500.00) of Lender's attorneys fees incurred through the date hereof pursuant to the negotiation and preparation of this Agreement and the Note are included in the principal balance of the Loan; Lender shall not be entitled to further reimbursement or payment of Lender's expenses (including attorney fees and costs) incurred pursuant to the negotiation and preparation of this Agreement and the Note and the recordation of all financing statements related thereto. Borrower agrees to pay and reimburse Lender upon demand for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender following the occurrence of an Event of Default hereunder in enforcing and collecting upon any of the obligations or indebtedness of Borrower under this Agreement, the Note, the Loan or any security therefor, which agreement shall survive the termination of this Agreement and the repayment of the Loan.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

         (h) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of California.

         (i) MODIFICATIONS. No modification or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.

         (j) DEFINITIONS. Unless otherwise defined, all terms used herein have the same meaning as used in the California Commercial Code

         (k) ILLEGALITY. If fulfillment of any provision hereof or any transaction related hereto or to the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Loan operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Loan, then, at the option of Lender, the Loan and all of Borrowers obligations in connection therewith shall become immediately due and payable.

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


         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.


                                             BORROWER:


                                             By:________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             LENDER:


                                             -----------------------------------
                                             JANET MOORE, as Trustee of the
                                             JANET MOORE TRUST DATED
                                             AUGUST 21, 1998


                                             MOORE:


                                             -----------------------------------
                                             JANET MOORE


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